PSI ENERGY, INC.

AND

THE FIFTH THIRD BANK,

Trustee






Second Supplemental Indenture

Dated as of December 15, 1996

To

Indenture

Dated as of November 15, 1996





6.25% Notes Due 2005










	SECOND SUPPLEMENTAL INDENTURE, dated as of December 15, 1996, between PSI Energy, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 1000 East Main Street, Plainfield, Indiana 46168, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee (the "Indenture").


	Recitals of the Company


	The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness
(the "Securities"), to be issued in one or more series as in the Indenture provided.

	Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.25% Notes Due 2005 (herein called the "Notes"), in this Second Supplemental Indenture.

	All things necessary to make this Second Supplemental
Indenture a valid agreement of the Company have been done.

	Now, Therefore, This Second Supplemental Indenture
Witnesseth:

	For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


	ARTICLE ONE

	Terms of the Notes

	Section 101. There is hereby authorized a series of Securities designated the "6.25% Notes Due 2005", limited in aggregate principal amount to $50,000,000 (except as provided in Section 301(2) of the Indenture). Subject to the provisions in
Section 110 hereof, the Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on December 15, 2005 and initially shall be issued in certificated form registered to the holder thereof.

	Section 102. Upon the request of holders of not less than 66-2/3% in aggregate principal amount of the Notes, the Notes will be represented by one or more Global Securities deposited with, or on behalf of, The Depository Trust Company ("DTC"). The provisions of Section 305 of the Indenture applicable to Global Securities shall then apply to the Notes.

	Section 103. Interest on each of the Notes shall be payable semi-annually on December 15 and June 15 in each year (each an "Interest Payment Date"), commencing on June 15, 1997, at the rate per annum specified in the designation of the Notes from December 15, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until December 15, 1998. The interest rate on the Notes will be reset as provided in Section 106 hereof effective from December 15, 1998 until the principal amount of each Note is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

	Section 104. Subject to agreements with or the rules of DTC or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by wire transfer or by check mailed to the Holder of each Note at the address shown in the Security Register, and payments of the principal amount of each Note will be made at maturity by wire transfer or by check against presentation of the Note at the office or agency of the Trustee.

	Section 105. The Notes shall be issued in denominations of $100,000 or any integral multiple of $100,000.

	Section 106. The interest rate on the Notes shall be reset, effective from December 15, 1998, as provided in the Calculation Agency Agreement, dated as of December 20, 1996, among the Company, UBS Securities LLC, a limited liability company organized under the laws of the State of New York and Union Bank of Switzerland, London branch, which is incorporated herein by this reference.

	Section 107. Principal and interest on the Notes shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

	Section 108. The Notes shall be subject to defeasance, at the Company's option, as provided for in Section 1302 of the Indenture.

	Section 109. The Notes will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund, (it being understood, however, that the Company, in connection with the issuance of the Notes, has purchased from Union Bank of Switzerland, London branch, a call option, dated December 20, 1996, pursuant to which the Company, under terms as stated therein, can repurchase the Notes).

	Section 110. Each Holder shall have the right, at such Holder's option, exercisable on December 15, 1998, to require the Company to redeem, and upon the exercise of such right in the manner set forth hereinafter, the Company shall redeem in whole, but not in part, all of such Holder's Notes on December 15, 1998 (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of such Note (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date.

	To exercise a redemption right, a Holder of the Notes shall deliver at least one day but not more than 15 days prior to the Redemption Date (i) to the Company and to the Trustee irrevocable written notice of the Holder's election to exercise such right
(the "Holder's Notice") which shall set forth the name of the Holder and a statement that an election to exercise the redemption right is being made thereby, and (ii) to the Trustee the Notes with respect to which the redemption right is being exercised, duly endorsed for transfer to the Company if required by the Trustee or the Company. The Notes held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary, the Company and the Trustee. Such written notice shall be irrevocable. The Notes as to which the redemption right has been so exercised shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date.

	On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

	If any Notes surrendered for redemption shall not be so paid on the Redemption Date, such Note shall, until paid, continue to bear interest from the Redemption Date at the same rate as the rate borne by such Note. The Company shall pay to the Holder of such Note the additional amounts of interest arising from this paragraph at the same time that it pays the Redemption Price.


	ARTICLE TWO

	Form of the Notes

	Section 201. The Notes are to be substantially in the following form and all certificates evidencing Notes initially issued hereunder shall bear legends as specified in this Section 201 to be applied to such Notes, and any such required legend, or part thereof, shall not be removed unless the Company shall have delivered to the Trustee written notice that the certificates evidencing the Notes may be issued without such legend, or part thereof, as the case may be If a legend has been removed from a certificate evidencing a Note as provided above, no other certificates evidencing any Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such legend, or any part thereof, is required by law to be applied to such other Note and instructs the Trustee in writing to cause such legend, or part thereof, as the case may be, to appear thereon.


	(FORM OF FACE OF NOTE)

No. R-l	$50,000,000

CUSIP No. 693627AC5

	PSI ENERGY, INC.


	6.25% NOTE DUE 2005


[Upon the issuance of any global security pursuant to Section 102 hereof, insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

	THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

	THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

	THIS NOTE IS SUBJECT TO DEPARTMENT OF TREASURY REGULATIONS
SECTION 1.1275-4(b) (THE "CONTINGENT PAYMENT REGULATIONS") AND IS THEREFORE ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THE NOTE IS $50,701,500, AND THE ISSUE DATE OF THE NOTE IS DECEMBER 20, 1996. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $27,668,500. THE YIELD TO MATURITY OF THE NOTE AND THE COMPARABLE YIELD PURSUANT TO THE CONTINGENT PAYMENT REGULATIONS ARE 6.096%. THE PROJECTED PAYMENT SCHEDULE PROVIDES FOR A NON-CONTINGENT PAYMENT OF $1,562,500 PER INTEREST ACCRUAL PERIOD PRIOR TO THE INTEREST RESET DATE AND A NON-CONTINGENT PAYMENT OF $1,580,000 AND A CONTINGENT PAYMENT OF $0 PER INTEREST ACCRUAL PERIOD THEREAFTER.

	PSI ENERGY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of Fifty Million and No/100 Dollars ($50,000,000) on December 15, 2005, and to pay interest thereon from December 15, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on December 15 and June 15 in each year, commencing June 15, 1997, at the rate of 6.25% per annum, until December 15, 1998. The interest rate on the Notes will be reset as provided in the Indenture, effective from December 15, 1998 until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

	Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

	Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

	Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

	Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

	In Witness Whereof, the Company has caused this instrument to be duly executed.

							PSI ENERGY INC.



							By

CERTIFICATE OF AUTHENTICATION

Dated:

	This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

	THE FIFTH THIRD BANK,
	as Trustee


	By
	Authorized Signatory


	(FORM OF REVERSE OF NOTE)


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 as supplemented by the second supplement to the Indenture dated December 15, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument, as supplemented), between the Company and The Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.

The Securities will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund, (it being understood, however, that the Company, in connection with the issuance of the Notes, has purchased from Union Bank of Switzerland, London branch, a call option, dated December 20, 1996, pursuant to which the Company, under terms as stated therein, can repurchase the Notes).

The Holder of this Security shall have the right, at such Holder's option, exercisable on December 15, 1998, to require the Company to redeem, and upon the exercise of such right in the manner set forth hereinafter, the Company shall redeem in whole, but not in part, the principal amount of this Security on December 15, 1998 (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of this Security (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date. To exercise this redemption right, the Holder hereof shall deliver at least one day but not more than 15 days prior to the Redemption Date (i) to the Company and to the Trustee irrevocable written notice of the Holder's election to exercise such right (the "Holder's Notice") which shall set forth the name of the Holder and a statement that an election to exercise the redemption right is being made thereby and (ii) to the Trustee this Security duly endorsed for transfer to the Company if required by the Trustee or the Company. Securities held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary, the Company and the Trustee. Such written notice shall be irrevocable. If this Security is so surrendered for redemption it shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


	ARTICLE THREE

	Original Issue of Notes

	Section 301. Notes in the aggregate principal amount of $50,000,000, may, upon execution of this Second Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order without any further action by the Company.


	ARTICLE FOUR

	Paying Agent and Security Registrar

	Section 401. The Fifth Third Bank will be the Paying Agent and Security Registrar for the Notes.


	ARTICLE FIVE

	Sundry Provisions

	Section 501. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

	Section 502. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.





	This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


	In Witness Whereof, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

							PSI ENERGY, INC.



							By /s/ William L. Sheafer
							     William L. Sheafer
							         Treasurer





	THE FIFTH THIRD BANK, as
Trustee



							By /s/ Kerry R. Byrne
							     Kerry R. Byrne
							     Vice President



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